UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 6, 2021

ATHENA GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFICER; ELECTION OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

Effective May 6, 2021, John Power resigned as Chief Financial Officer (“CFO) of Athena Gold Corporation (the “Company”).

On May 6, 2021 the Board of Directors (the “Board”) appointed Ty Minnick to serve as the Company’s new CFO.

The following is biographical information for Ty Minnick:

Ty Minnick, age 51, currently serves as a consultant for Augusta Gold Corp. He was appointed and served as the CFO for Bullfrog Gold Corp. from April, 2019 through October, 2020.

In addition, Mr. Minnick is a tax and business advisor for Grand Mesa CPAs in Grand Junction, Colorado, providing advisory and tax compliance for a variety of clients and industries.

Mr. Minnick received a Bachelor of Business Administration in accounting from Iowa State in 1992.

In consideration of services rendered as CFO of the Company, Mr. Minnick shall be paid a salary of $900 per month pursuant to the terms set forth in a Consulting Agreement filed herewith as Exhibit 10.1.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Item	Title
10.1	Consulting Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Gold Corporation

Date: May 12, 2021	By: /s/ John C. Power
John C. Power, President

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